EXHIBIT 10.98

                             CONTRIBUTION AGREEMENT

                  This CONTRIBUTION AGREEMENT (this "Agreement"), is entered into as of December 31, 2001 by and between CAPITAL SENIOR LIVING A, INC., a Delaware corporation ("Contributing Member") and BRE/CSL HOLDINGS L.L.C., a Delaware limited liability company (the "Blackstone Member"), on behalf of itself and the Venture (as hereinafter defined).

                                    RECITALS

                  1. Contributing Member owns real property in Arkansas, California, Indiana and Nebraska, the legal description of each such property being contained in Exhibit A (collectively, the "Land") and all buildings, facilities, improvements located thereon (the "Improvements") together with all appurtenant rights, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances, including without limitation all development rights, if any appurtenant to the Land (the "Related Rights"; the Land, the Improvements and the Related Rights, collectively, the "Property").

                  2. On the Contribution Date (as defined herein) (i) Contributing Member and Blackstone Member desire to form a limited liability company (the "Venture") pursuant to the terms of the Limited Liability Company Agreement attached hereto as Exhibit B (the "Venture Agreement") and (ii) Contributing Member desires to contribute the Property to the Venture subject to the Permitted Encumbrances (as defined herein), in exchange for Contributing Member becoming a (i) Member (as set forth in the Venture Agreement) in the Venture and (ii) receiving the Sharing Percentage (as defined herein) in the Venture on the terms and conditions of this Agreement.

                  In consideration of the foregoing and the mutual representations, warranties, covenants, and agreements herein contained, Contributing Member and Blackstone Member agree as follows:

                                   SECTION 1

                  1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this
Agreement:

                  "Actual Knowledge of Contributing Member" shall mean the actual knowledge of James A. Stroud, Lawrence A. Cohen, Ralph Beattie, Keith Johanessen, Leslie Tejada, Karen Shaffer, David Beatherd, Wes Spear, Tracy Cornforth, Michael Hume, Diane Kindle, or Nina Alter.

                   "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such other person.

                  "Affiliate Arrangements" shall have the meaning given to it in
        Section 5.13(b).

                  "Agreed Value" shall mean $37,500,000, which shall be adjusted as follows: (i) the Agreed Value shall be increased by $7,750 for each


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         basis point that the weighted average interest rate on the Initial
         Financing is below 7.08%, (ii) the Agreed Value shall be decreased by $7,750 for each basis point that the weighted average interest rate on the Initial Financing exceeds 7.08%, and (iii) if the sum of Contribution Costs plus Excluded Legal Fees is less than $936,000, the Agreed Value shall increase by an amount equal to difference between $936,000 and the sum of Contribution Costs plus Excluded Legal Fees.

                  "Agreement" means this Contribution Agreement, as it may be amended, supplemented or modified from time to time.

                  "Assets" shall have the meaning given to it in Section 2.1(a).

                  "Blackstone Indemnitee" means Blackstone Member, the Venture, and any Affiliates of Blackstone Member and the Venture (except for Contributing Member).

                  "Blackstone Indemnitor" shall have the meaning given to it in
        Section 7.1(c).

                  "Blackstone Member" means BRE/CSL Holdings L.L.C., a Delaware limited liability company.

                  "BRE/CSL Agreements" means the collective reference to this Agreement, the Management Agreement and the Venture Agreement.

                  "Business" means the independent living and/or assisted living, and related business at the Property.

                  "Cash Contribution" shall mean an amount equal to 90% multiplied by the difference between (a) the sum of (i) the Agreed Value (as adjusted by the prorations set forth in Section 2.4), (ii) the Transaction Expenses, and (iii) any reserves required by a lender in connection with the Initial Financing and (b) the original principal amount of the Initial Financing. For illustrative purposes only, an example of a calculation of the Cash Contribution is set forth on Exhibit C.

                  "Claims" shall have the meaning given to it in Section 2.1(a)(iv).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

                  "Contracts" shall have the meaning given to it in Section 2.1(a)(v).

                  "Contribution Costs" shall mean all costs incurred by the Venture (an estimate of such costs is set forth on Schedule A) in connection with the transactions contemplated by this Agreement and the Financing including without limitation financing fees, legal fees (excluding the Excluded Legal Fees), costs for Surveys, Title Reports, and Title Policies, but excluding the Refinancing Fee.

                  "Contribution Date" shall have the meaning given to it in
        Section 3.6.


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                                                                               3



                  "Conveyance Instruments" shall have the meaning given to it in
        Section 2.2.

                  "Contributing Member" means Capital Senior Living A, Inc., a Delaware corporation.

                  "Contributing Member Indemnitee" means Contributing Member and any Affiliates of Contributing Member.

                  "Contributing Member Indemnitor" shall have the meaning given to it in Section 7.1(b).

                  "Environmental Laws" means all federal, state, and local laws, statutes, regulations, orders, decrees, judgments, and common law relating to the protection of human health, natural resources or the environment, as amended from time to time, including but not limited to
         (i) CERCLA, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act, (iv) the Clean Air Act, (v) Clean Water Act, (vi) the Toxic Substances Control Act, (vii) the Safe Drinking Water Act, and (viii) the Occupational Safety and Health Act, and any similar state laws.

                  "Escrow Agent" shall mean Chicago Title Insurance Company (National Business Unit, Dallas).

                  "Excluded Legal Fees" means legal fees incurred by Blackstone Member directly related to the negotiation of the BRE/CLS Agreements.

                  "Files and Records" shall have the meaning given to it in
        Section 2.1(a)(xi).

                  "Financial Statements shall have the meaning given it in
        Section 5.5.

                  "Governmental Bonds and Deposits" shall have the meaning given to it in Section 2.1(a)(ix).

                  "Hazardous Materials" shall mean substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. or in the regulations adopted and publications promulgated pursuant to said laws.

                  "Improvements" has the meaning set forth in the recitals to this Agreement.

                  "Indemnitee" means Contributing Member Indemnitee and Blackstone Member Indemnitee.

                  "Indemnitee Affiliate" means the employees, successors, and assigns of each Indemnitee, and, with respect to each corporate Indemnitee, its directors, officers, and shareholders and with respect to each partnership or limited liability company Indemnitee, its partners or members and their respective agents.
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                  "Indemnitor" means Contributing Member Indemnitor and
        Blackstone Indemnitor.

                  "Initial Financing" shall mean the financing obtained by the Venture on the Contribution Date which shall be secured by the Assets.

                  "Intangible Property" shall have the meaning given to it in
        Section 2.1(a)(iii).

                  "Intellectual Property" shall have the meaning given to it in
        Section 2.1(a)(iii).

                  "Land" has the meaning set forth in the recitals to this Agreement.

                  "Legal Requirement" means any material legal requirement of any applicable governmental authority.

                  "Liabilities" shall have meaning given to it in Section 2.3.

                  "Losses" shall have the meaning given to it in Section 7.1(b).

                  "Management Agreement" shall have the meaning given to it in the Venture Agreement.

                  "Permits" shall have the meaning given to it in Section 2.1(a)(viii).

                  "Permitted Encumbrances" shall mean (i) liens for current Taxes not yet due and payable; (ii) easements, rights-of-way, building or use restrictions, exceptions, variances, reservations, or similar encumbrances of record affecting, but not materially interfering with the present use of, any portion of the Property; and (iii) exceptions to title set forth in the Title Policy and approved by Blackstone Member in accordance with this Agreement.

                  "Personal Property" shall have the meaning given to it in
        Section 2.1(a)(ii).

                  "Property" has the meaning set forth in the recitals to this Agreement.

                  "Property Entities" shall have the meaning given to it in the Venture Agreement.

                  "Refinancing Fee" shall have the meaning given to it in the Venture Agreement.

                  "Related Rights" has the meaning set forth in the recitals to this Agreement.

                  "Rents" shall have the meaning given to it in Section 2.4(f).

                  "Residents" means residents in occupancy at the Property pursuant to Residency Agreements.

                  "Residency Agreements" means the agreements in place whereby Residents are in occupancy at the Property.

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                                                                               5


                  "Returns" means Tax returns, statements, reports, and forms (including information returns and reports) required to be filed or furnished with respect to the Assets or in connection with the Business;

                  "Sharing Percentage" shall have the meaning given to it in the Venture Agreement.

                  "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax, or additional amount imposed by a Taxing Authority, and (ii) liability for the payment of any amounts of the type described in (i) as a result of any express obligations to indemnify any other Person.

                  "Taxing Authority" means any governmental authority responsible for the imposition of any such tax (domestic or foreign).

                  "Tenant Leases" shall have the meaning given to it in Section 2.1(a)(vi).

                  "Title Company" shall mean Chicago Title Insurance Company (National Business Unit, Dallas).

                  "Transaction Expenses" shall mean an amount equal to the sum of Contribution Costs and the Refinancing Fee.

                  "Venture" means BRE/CSL L.L.C., a Delaware limited liability company.

                  "Venture Agreement" has the meaning set forth in the recitals to this Agreement.

                                   SECTION 2

                  CONTRIBUTION OF ASSETS BY CONTRIBUTING MEMBER

2.1.     Contribution of the Assets.

                (a) Subject to the terms and conditions of this Agreement, on the Contribution Date, Contributing Member agrees to assign, transfer and deliver to the Venture subject to the Permitted Encumbrances, and Blackstone Member agrees to cause the Venture to accept the following properties, interests, and assets (collectively, the "Assets"):

                (i) The Property;

                (ii) All fixtures, machinery, equipment, furnishings, vehicles, appliances, computer hardware, art work and other tangible property (including, without limitation, general operating inventory, maintenance and operating supplies, fuel, and spare parts for such machinery and equipment) owned by the Contributing Member located on, or used at, the
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                                                                               6


        Property or otherwise used exclusively in connection with the Business (collectively, the "Personal Property");

                (iii) All of the following owned by Contributing Member or exclusively issued or licensed to Contributing Member and used in connection with the operation of the Property: (1) trademarks, trade names, service marks and other intellectual property rights (including, without limitation, the name "West Shores", "Villa Santa Barbara", "Crowne Point" and "The Harrison at Eagle Valley" and any derivative thereof) (collectively, the "Intellectual Property"), (2) warranties and guaranties held by Contributing Member; (iii) computer software used in connection with any computer systems located at the Property; (iv) direct dial telephone numbers for the Property; and (v) all goodwill in connection with the ownership, operation and maintenance of the Properties (collectively, the "Intangible Property");

                (iv) To the extent transferable, all of Contributing Member's rights, claims, credits, causes of action, or rights of setoff against third parties relating to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties and guaranties but excluding all amounts representing reimbursements for items paid by Contributing Member (collectively, the "Claims");

                (v) To the extent transferable, all leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Property and used in the operation of the Property which are held by or on behalf of Contributing Member; all maintenance, service and supply contracts, and credit card service agreements; and all other contracts and agreements which are held by Contributing Member or its Affiliates in connection with the operation of the Business (collectively, the "Contracts"), together with all deposits made or held by Contributing Member thereunder;

                (vi) All leases, subleases, and to the extent transferable, licenses, concessions, and similar agreements granting an interest to any other person or entity for the use and occupancy of any portion of the Properties (the "Tenant Leases") excluding the Residency Agreements, together with all security deposits thereunder;

                (vii) The Residency Agreements together with all security deposits thereunder;

                (viii) All certificates of occupancy and other transferable licenses, certificates of need, permits, registrations, authorizations, use agreements, orders, or approvals (including, without limitation, if applicable, medicare and medicaid provider agreements) of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating to the construction, use, operation, or enjoyment of the Assets and the provision of services at the Property (collectively, the "Permits");

                (ix) All transferable bonds or deposits made by Contributing Member or its predecessors in title (or its agents) with any governmental agency or authority or with any utility company or third

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        party relating to the construction, use, operation, or enjoyment of the
        Assets (collectively, the "Governmental Bonds and Deposits");

                (x) All prepaid rentals and other prepaid expenses arising from payments made by Contributing Member in the ordinary and usual course of the operation of the Business prior to the close of business on the Contribution Date;

                (xi) Originals or copies of all books, records, files, and papers, manuals, plans of operations, and budgets whether in hard copy or computer format, used in the Business, including without limitation, sales, marketing and advertising materials, Residency Agreements, leases and all related correspondence, lists of present suppliers, and personnel and employment records and, with respect to information relating to Tax, only information that is necessary for the preparation of any Tax returns to be filed by the Venture after the Contribution Date or the determination of the Tax basis of the Assets (collectively, the "Files and Records"); and

                (xii) All lists of Residents and/or tenants associated with the Assets.

                  Notwithstanding anything to the contrary contained herein, in no event will the Assets (i) include cash on hand as of the Contribution Date (except for all security deposits being held with, or on behalf of, Contributing Member in connection with the Assets), or (ii) any accounts receivable arising out of Residency Agreements, Tenant Leases, services or otherwise in connection with the operation of the Business through and including the close of business on the day prior to the Contribution Date.

                2.2. Conveyance Instruments. In order to effectuate the contribution of the Assets as contemplated by this Section 2, Contributing Member will execute and deliver, or cause to be executed and delivered, all such documents or instruments of assignment, transfer, or conveyance, in each case dated the Contribution Date, as Blackstone Member shall reasonably deem necessary or appropriate to vest in or confirm title to the Assets to the Venture or a wholly owned subsidiary of the Venture (collectively, the "Conveyance Instruments") in form and substance reasonably acceptable to Blackstone Member including without limitation the following:

                (a) A Deed for each Property with covenants against grantor's acts only, as customarily used in each applicable State where a Property is located;

                (b) A Bill of Sale conveying the Personal Property to the
        Venture;

                (c) An Assignment and Assumption of Tenant Leases assigning the Tenant Leases to the Venture and pursuant to which the Venture assumes the obligations assigned from and after the Contribution Date;

                (d) An Assignment and Assumption of Residency Agreements assigning the Residency Agreements to the Venture and pursuant to which the Venture assumes the obligations assigned from and after the Contribution Date;
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                                                                               8


                (e) An Assignment and Assumption of Contracts assigning the Contracts to the Venture and pursuant to which the Venture assumes the obligations assigned from and after the Contribution Date;

                (f) A General Assignment and Assumption assigning the Intangible Property, the Claims, the Permits, the Governmental Bonds and Deposits, and the Files and Records to the Venture and pursuant to which the Venture assumes the obligations assigned from and after the Contribution Date; and

                (g) a certificate of registration of title for any vehicle used in connection with a Property and owned by Contributing Member, conveying such vehicle to the Venture.

                2.3. No Liabilities Assumed. Except as set forth on Schedule 2.3, the Venture is not assuming any liability or obligation of Contributing Member (or any predecessor owner of all or part of its business and assets) of whatever nature whether absolute, contingent, or fixed, liquidated or unliquidated, matured or not yet due ("Liabilities"), and all Liabilities shall be retained by and remain liabilities of Contributing Member including without limitation any liability for Tax arising from or with respect to the Assets or the operations of the Business, which is incurred in or attributable to any period prior to the Contribution Date.

                2.4. Prorations. The following items of revenue and expense shall be prorated, adjusted and appropriated between the Contributing Member and the Venture as of 11:59 P.M., Eastern Standard Time, on the day immediately preceding the Contribution Date, and the net amount thereof either shall increase the Agreed Value or be credited against the Agreed Value:

                (a) Taxes, on the basis of the best available estimates for such Taxes that will be due and payable on the Property for the tax period up to the Contribution Date, such amounts to be adjusted as soon as the actual Tax amounts become available;

                (b) Water rates and charges;

                (c) Sewer taxes and rents;

                (d) Permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto are transferable to the Venture;

                (e) Operating Costs. All costs and expenses of operating the Property (including insurance) and amounts paid or payable under the Contracts;

                (f) Rents. If Contributing Member receives any rents from
        tenants under the Tenant Leases or Residents under Residency Agreements after the Contribution Date ("Rents"), then such collections shall first be applied to Rents accruing after the Contribution Date, second to Rent attributable to the month in which the Contribution Date occurs (which shall be prorated in accordance with this Section 2.4), and third to any pre-Contribution Date obligations under such Tenant Lease or Residency Agreement remaining unpaid to Contributing Member. Nothing in this paragraph shall restrict Contributing Member's right to collect delinquent Rents owed to Contributing Member for periods prior to the Contribution Date directly from a tenant or a Resident, provided that
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                                                                               9


        Contributing Member shall have no right to terminate Tenants Leases or Residency Agreements or institute any dispossessory proceedings.

                (g) Other Revenues. All other items customarily apportioned in connection with the sale of similar properties.

                2.5. Allocation of Consideration. Contributing Member and Blackstone Member agree that the amount and type of consideration paid by the Venture for the Assets (including the interest in the Venture and the Cash Contribution) shall be allocated among the Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder, as set forth in
Schedule 2.5, for purposes of this Agreement and for federal, state and local, income, transfer and real estate tax purposes. Contributing Member and Blackstone Member agree to file, or cause the Venture to file, all tax returns in accordance with such allocation unless otherwise required pursuant to a final "determination" (within the meaning of Section 1313 of the Code). The provisions of this Section 2.5 shall survive the Contribution Date.

                2.6. Treatment of Contribution. The transfer of the Assets by Contributing Member (i) to the extent exchanged for an interest in the Venture shall be reported by the parties hereto as governed by Section 721(a) of the Code and (ii) to the extent exchanged for any consideration other than an interest in the Venture shall be reported by the parties as governed by Section 1001 and Section 1012. The provisions of this Section 2.6 shall survive the Contribution Date. The Venture shall allocate pursuant to Treasury Regulation ss. 1.163-8T the maximum amount of the proceeds of the New Debt to the repayment of the Existing Financing, Transaction Expenses, and the funding of Venture reserves or any other Venture item other than distributions to the Contributing Member under Section 5.5 of the Venture Agreement.

                2.7. Provision for Tax Liabilities. Contributing Member and Blackstone Member shall make, or cause the Venture to make, allocations with respect to the Assets contributed in exchange for an interest in the Venture in accordance with the "remedial method" as described in Treasury Regulation 1.704-3(d). On the Contribution Date, Contributing Member shall deliver a FIRPTA affidavit in the form set forth in the regulations under Section 1445 of the Code.

                                   SECTION 3

                 CERTAIN ACTIONS PRIOR TO THE CONTRIBUTION DATE

                3.1. Deposit. If Blackstone Member elects in its sole discretion to proceed with the transactions contemplated hereby, Blackstone Member shall deposit the sum of Five Hundred Thousand Dollars ($500,000) (together with all interest accrued thereon, the "Deposit") on or prior to ten days after the date hereof with Escrow Agent, to be held by Escrow Agent pursuant to and in accordance with the provisions of this Agreement. The failure of Blackstone Member to deposit the Deposit shall be deemed Blackstone Member's election to terminate this Agreement and thereafter neither party shall have any obligations hereunder.

                3.2. Cancellation of Contracts. Prior to the Contribution Date, Blackstone Member shall provide to Contributing Member in writing a list of any
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Contracts that Blackstone Member desires cancelled (the "Cancelled Contracts").
Contributing Member shall, within 30 days of receipt of the list of Cancelled Contracts from Blackstone Member, cancel the Cancelled Contracts. Notwithstanding anything contained herein, the Cancelled Contracts shall not be assigned by the Contributing Member to Blackstone Member or the Venture.

                3.3. Right of Inspection. Blackstone Member, from time-to-time prior to the Contribution Date, upon reasonable notice to Contributing Member, may inspect the Property.

                3.4.     Title Insurance.

                (i) Survey. Contributing Member has delivered to Blackstone Member the most recent surveys that Contributing Member has in its file of each Property (the "Surveys").

                (ii) Evidence of Title. Contributing Member has obtained reports of title for the Property issued by the Title Company (the "Title Reports"). The legal descriptions embodied within said Title Reports shall conform in all respects to the legal description on the Surveys.

                (iii) Objections to Title. In the event the Title Reports contain any exceptions to title, except for the Permitted Encumbrances, Blackstone Member shall have 20 days from and after the date hereof to reasonably approve or object to the condition of title disclosed in the Title Reports. Blackstone Member's approval of any such exceptions to title which are not Permitted Encumbrances shall be a condition precedent to Blackstone Member's obligation to close the transaction contemplated by this Agreement, which condition Blackstone Member reserves the right to waive. Any exceptions to which Blackstone Member does not object in writing during the 20-day period shall be deemed approved. If written objection to the title is timely made (a "Title Objection"), Contributing Member shall have ten days from its receipt of the Title Objection, either, as Contributing Member shall elect (except as provided below), (a) to remedy the title matter or (b) to decline to remedy the title matter. If Contributing Member elects the option described in clause (b) above and, if Blackstone Member has not elected to waive such defect, the Deposit shall be refunded to Blackstone Member and this Agreement shall terminate and neither party shall have any further obligations hereunder. If Contributing Member elects to but is unable to remedy the title matter within the time specified, the Deposit shall be refunded to Blackstone Member and this Agreement shall terminate and neither party shall have any further obligations hereunder. Notwithstanding anything contained herein, Contributing Member shall be required to remedy all liens against the Property prior to the Contribution Date, which can be discharged for a liquidated amount or which were created by Contributing Member after the date hereof. It shall be a condition precedent to Blackstone Member's obligations to close that all Title Objections be cured to the satisfaction of Blackstone Member.

                3.5. Covenants. Contributing Member agrees that, prior to the Contribution Date, it shall:

                (i) Operate the Assets in the ordinary course of business;
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                (ii) Comply with all Legal Requirements;

                (iii) Without the written consent of Blackstone Member, not allow any new Residency Agreements to be entered into other than at current rent rates and in the ordinary course of business, and which Residency Agreements contains provisions consistent with the current standard form of Residency Agreement;

                (iv) Without the written consent of Blackstone Member, not allow any new Tenant Lease or Contract to be entered into or amend, modify or terminate any existing Tenant Lease or Contract except at the end of stated term;

                (v) Without the written consent of Blackstone Member, not create, incur or suffer to exist any mortgage, deed of trust, lien, pledge or other encumbrance in any way affecting any portion of the Property, other than existing financing and Permitted Encumbrances;

                (vi) Maintain and operate the current insurance coverages on the Property;

                (vii) Continue to pay or cause to be paid all payroll expenses, taxes and assessments, water and sewer charges, utilities and obligations under the Contracts;

                (viii) Without the written consent of Blackstone Member, not (and shall not permit any agent, partner or affiliate to) offer to sell, finance, joint venture or otherwise dispose of (or solicit or accept any such offer involving the sale, financing (except the Initial Financing), joint venture or disposition of) the Assets or any interest therein (whether directly or indirectly, debt or equity) or negotiate or otherwise enter into discussions for the sale, financing (except the Initial Financing), joint venture or disposition of all or any part of the Assets or any interest therein (whether directly or indirectly, debt or equity) as applicable, with any other party. Notwithstanding anything contained herein, nothing in this subsection shall prohibit Contributing Member from negotiating and discussing the Initial Financing with Fannie Mae or its representatives, provided that Contributing Member shall not enter into the Initial Financing without the prior written consent of Blackstone Member; and

                (ix) Cooperate in all reasonable respects with Blackstone Member and any prospective lender to obtain the Initial Financing.

                3.6. Contribution Date. Blackstone Member shall deliver to Contributing Member a notice setting forth the Contribution Date (the "Contribution Date"), provided that the Contribution Date is no later than March 31, 2002, unless extended by Blackstone Member in order to obtain a new or assigned license necessary to operate one or more of the Properties, provided that in no event will the Contribution Date be extended beyond June 30, 2002.

                3.7. Conditions Precedent to Blackstone Member's Obligations. Blackstone Member's obligation to consummate this Agreement is subject to the satisfaction or waiver by Blackstone Member, at or before the Contribution Date, of the following conditions:
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                                                                              12


                (a) Contributing Member's delivery to Blackstone Member and the Venture of the items to be delivered by Contributing Member set forth in
        Section 4.1;

                (b) Title Company's delivery to the Venture of an Owner's title insurance policy together with endorsements required by Blackstone Member, without standard exceptions for parties in possession, mechanics' liens, and matters of survey, and subject only to the Permitted Encumbrances, in the amount of the Agreed Value, naming the Venture as the insured (the "Title Policy");

                (c) the transfer of all Permits and if required by law to continue to operate the Business, the issuance of new Permits to the Venture;

                (d) the Initial Financing is obtained substantially on the terms and conditions set forth on the term sheet attached hereto as Exhibit D (the "Initial Financing Term Sheet"), provided that if the lender under the Initial Financing requires escrows or reserves for capital expenditures in an amount greater than $500,000, the closing condition in this subparagraph (d) shall be deemed not to have been satisfied;

                (e) all of the representations and warranties of Contributing Member contained in this Agreement be true and correct in all material respects when made, and shall be true and correct in all material respects on the Contribution Date with the same effect as if made on and as of such date. Solely for purposes of determining the satisfaction or non-satisfaction of the condition precedent set forth in this paragraph
        (e), the representations and warranties of Contributing Member shall be deemed to have been made without any qualification for Actual Knowledge or similar qualifications. To evidence the foregoing, Contributing Member shall deliver to Blackstone Member on the Contribution Date a certificate to that effect in form reasonably satisfactory to Blackstone Member, dated as of such Contribution Date, signed by an authorized officer of Contributing Member, which certificate shall have the effect of a representation and warranty of Contributing Member made on and as of the Contribution Date;

                (f) Contributing Member has performed all covenants and agreements required to be performed on or prior to the Contribution Date; and

                (g) title to the Property is delivered to the Venture in accordance with the terms of this Agreement.

                3.8. Conditions Precedent to Contributing Member's Obligations. Contributing Member's obligation to consummate this Agreement is subject to the satisfaction or waiver by Contributing Member, at or before the Contribution Date, of the following conditions:

                (a) Blackstone Member's delivery to Contributing Member of the deliveries to be delivered by Blackstone Member set forth in Section 4.1; and

                (b) all of the representations and warranties of Blackstone Member contained in this Agreement be true and correct in all material respects when made, and shall be true and correct in all material respects on the Contribution Date with the same effect as if made on and as of such date. Solely for purposes of determining the satisfaction or non-satisfaction of the condition precedent set forth in this paragraph
        (b), the representations and warranties of Blackstone Member shall be deemed to have been made without any qualification for Actual Knowledge or similar qualifications. To evidence the foregoing, Blackstone Member shall deliver to Contributing Member on the Contribution Date a certificate to that effect in form reasonably satisfactory to Contributing Member, dated as of such Contribution Date, signed by an authorized officer of Blackstone Member, which certificate shall have the effect of a representation and warranty of Blackstone Member made on and as of the Contribution Date.

                                   SECTION 4

                    EVENTS OCCURRING ON THE CONTRIBUTION DATE

                4.1. Deliveries by Contributing Member, Blackstone Member and the Venture.

                (a) On or prior to the Contribution Date, Contributing Member and Blackstone Member will deliver to the other, or shall cause the Venture to deliver to Contributing Member, the following:

                (i) The Conveyance Instruments;

                (ii) the Venture Agreement;

                (iii) the Management Agreement;

                (iv) a Closing Statement in form and substance acceptable to Contributing Member and Blackstone Member; and

                (v) Such additional documents to be executed by Contributing Member or Blackstone Member as may be reasonably requested by the other party in order to effectuate the transaction contemplated hereby (including, without limitation, any other documents required under applicable Legal Requirements to convey the Assets to the Venture or to record any Deed or any other conveyancing document).

                (b) Blackstone Member shall contribute the Cash Contribution, less the Deposit to the Venture and Blackstone Member and Contributing Member shall cause the Title Company to deliver the Deposit to the Venture.

                (c) Contributing Member shall deliver the following to Blackstone Member:

                (i) A non-foreign person affidavit sworn to by Contributing Member as required by Section 1445 of the Code;

                (ii) a certificate as to the incumbency and signature of officers or other authorized representatives of Contributing Member, certified copies of the articles of organization of Contributing Member, and a copy of the general authorizing resolutions of the board of Contributing Member, certified as of the Contribution Date by the Secretary or an Assistant Secretary or other authorized representative of such person, which authorize the execution, delivery and performance by such person of this Agreement and all documents contemplated hereby to which such person is a party, together with such other documents and evidence with respect to Contributing Member and as Blackstone Member may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth;

                (iii) any required real estate transfer tax declaration or similar documents required in connection with any tax imposed by any governmental authority in connection with the transaction contemplated hereunder;

                (iv) all originals (or copies if originals are not available) of the Tenant Leases, the Residency Agreements, the Contracts, the Permits, the Files and Records and keys and lock combinations and/or security codes with respect to the Property; and

                (v) valid certificates of insurance for the insurance policies required to be carried pursuant to the Management Agreement, evidencing
        (A) the issuance of such policies, (B) the payment of all premiums currently due and payable, (C) coverage which meets all of the requirements set forth in the Management Agreements.

                (d) Contributing Member shall deliver to the Title Company such evidence or documents as may be reasonably required by the Title Company in order to delete pre-printed exceptions relating to: (i) mechanics' or materialmen's liens; (ii) parties in possession; (iii) the status and capacity of the Contributing Member and the authority of the person or persons who are executing the various documents on behalf of the Contributing Member in connection with the contribution of the Assets and or the legal existence of the Contributing Member and such other title affidavits and indemnities required by the Title Company to enable the Title Company to issue the Title Policy as required hereby

                (e) Contributing Member and Blackstone Member shall instruct the Escrow Agent to deliver the Deposit to Contributing Member; and

                (f) All other previously undelivered items required to be delivered by Contributing Member, Blackstone Member, and the Venture, at or prior to the Contribution Date pursuant to the terms of this Agreement and the Venture Agreement.

                4.2. Effect of Contributions. In exchange for its transfer of the Assets to the Venture as provided herein on the Contribution Date, (i) Contributing Member shall become a Member in the Venture pursuant to the terms of the Venture Agreement; (ii) Contributing Member shall receive the Sharing Percentage in the Venture as set forth in Schedule A to the Venture Agreement;
(iii) the Capital Account of Contributing Member shall be credited with such amount set forth beside its name in Schedule A of the Venture Agreement; and
(iv) Blackstone Member and Contributing Member shall cause the Venture to apply and distribute the Cash Contribution and the Deposit in accordance with the terms of the Venture Agreement.

                                   SECTION 5

                        REPRESENTATIONS AND WARRANTIES OF

                               CONTRIBUTING MEMBER

                5.1. Organization. Contributing Member is a corporation which is duly organized, validly existing, and in good standing under the laws of its state of formation, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

                5.2. Authority. Contributing Member has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Contributing Member of this Agreement and the documents contemplated in this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Contributing Member; no other proceedings on the part of Contributing Member or any other person or entity, are necessary to authorize Contributing Member to enter into this Agreement or to consummate the transactions contemplated hereby. This Agreement is, and the other documents to be delivered by Contributing Member pursuant hereto (when executed and delivered by Contributing Member) will be, valid and enforceable obligations of Contributing Member, binding on Contributing Member in accordance with their terms.

                5.3. No Conflicts. The execution of this Agreement and the consummation of this Agreement in accordance with its terms do not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, Contributing Member's organizational documents or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other agreement or obligation to which Contributing Member is now a party or by which the Property may be bound or affected, except for transfer of the Property subject to the existing mortgage indebtedness, until such debt is repaid immediately following the contribution hereunder.

                5.4. Certain Tax Matters.

                (a) Except as otherwise specifically disclosed on Schedule 5.4(a) hereto, Contributing Member

                (i) Has filed or will file or furnish when due in accordance with all applicable laws all material Returns;

                (ii) Has caused all Returns to be (and as to any Returns not filed as of the date hereof, will cause such Returns to be) complete and accurate in all material respects;

                (iii) Has timely paid (or adequate provision has been made) for all Taxes shown as due and payable on the Returns that have been filed or are being apportioned pursuant to this Agreement; and

                (iv) Is not subject to any liens for Taxes now due and payable on the Assets.

                (b) Contributing Member shall submit to the Venture a list of states and other jurisdictions to which any Tax is currently being paid by Contributing Member.

                (c) None of the Assets is (A) an asset or property that is or will be required to be treated as described in Section 168(f)(8) of the Internal Revenue Code of 1954 and in effect immediately before the Tax Reform Act of 1986, or (B) tax-exempt use property within the meaning of Section 268(h)(1) of the Code.

                5.5. Financial Statements. Attached hereto as Schedule 5.5 are true and correct copies of an unaudited balance sheet and statement of income for Contributing Member and an unaudited balance sheet, statement of income, rent roll and statement of cash flows for the most recent fiscal year on an individual Property basis (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position and results of Contributing Member and the Property, respectively as of such dates and its results of operations and cash flows for such periods, in accordance with applicable law and generally accepted accounting principles consistently applied. There are no material expenses relating to any Property not shown on the Financial Statements. There are no liabilities or obligations related to the Business which would reasonably be expected to have a material adverse effect on the Business or the Property except as have been disclosed to the Venture.

                5.6. Title. To the Actual Knowledge of Contributing Member, Contributing Member has good and marketable fee title to the Property, free and clear of all liens except Permitted Encumbrances.

                5.7. Zoning. To the Actual Knowledge of Contributing Member, the Property and the use thereof complies in all material respects with all applicable building and zoning ordinances and codes. Contributing Member has not received any notices of violation of any such ordinances and codes, and to the Actual Knowledge of Contributing Member, there are not facts, circumstances, conditions or occurrences on the Property, that could reasonably be expected to result in any violation of such ordinances and codes.

                5.8. Litigation. As of the Contribution Date, except as set forth in Schedule 5.8, there is no suit, claim, action, investigation or proceeding pending or to the Actual Knowledge of Contributing Member, threatened in writing against Contributing Member that relates to the Business, the Property or the Assets.

                5.9. No Adverse Parties In Possession. To the Actual Knowledge of Contributing Member, there are no adverse or other parties in possession of the Property, except for Residents pursuant to the Residency Agreements and tenants pursuant to the Tenant Leases.

                5.10.    Compliance with Laws.

                (a) Compliance Generally. Contributing Member has not received any notice of any impending order or requirement which would cause additional expenditures to be made to bring the Property and the Assets into compliance with Legal Requirement. To the Actual Knowledge of Contributing Member, the

Assets comply in all material respects with all applicable municipal, county, state and federal laws, regulations, ordinances and orders and with all applicable municipal health and building laws and regulations. No Governmental Authority having jurisdiction over Contributing Member or the Property has issued and delivered any citations with respect to any material deficiencies or other matters that fail to conform in all material respects to applicable statutes, regulations or ordinances and that have not been corrected as of the date hereof or that shall not have been corrected on or prior to the Contribution Date. Contributing Member has not received written or oral notice from any agency supervising or having authority over the Property or services provided at the Property requiring such Property or any service, staff, or practice provided at the Property to be modified, restricted or conditioned as to service or eligibility or be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided at the Property so as to conform or comply with any existing in any applicable law, code or standard.

                (b) Contributing Member's Permits. Schedule 5.10(b) attached hereto contains a true and complete list of the Permits. The Permits are all of the licenses, permits, approvals, certificates of need, qualifications and the like which are necessary for the ownership and operation by Contributing Member of the Business and the Assets, including without limitation each Property. The Permits are in full force and effect and no such Permit is conditional or restricted.

                (c) Compliance of Facility with State Licensure Requirements. As of the Contribution Date, each Property shall meet, in all material respects, all standards and conditions for the provision of services at the Property and the operation of the Business at the Property to the extent such standards and conditions are applicable to such Property and is not subject to any variances or waivers with respect to licensure or operational requirements.

                (d) Work Order, Statements of Deficiencies. Except as set forth on Schedule 5.10(d), there are no pending work orders or statements of deficiencies relating to any Property which have been required or issued by any state department of health or any insurance company, police or fire department, sanitation, health or work authorities or any other federal, state, or municipal authority.

                (e) Environmental Matters. To the Actual Knowledge of Contributing Member, the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Property, including, but not limited to, soil and groundwater condition. Neither Contributing Member, nor to the Actual Knowledge of Contributing Member, any third party, has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property, or incorporated into any improvements now or at any time thereon, any Hazardous Materials. Contributing Member has not received any notice of any claim or citation of noncompliance with respect to any violation of Environmental Laws and, to the Actual Knowledge of Contributing Member, there are no facts, circumstances, conditions or occurrences on the Property that could reasonably be expected to result in the violation of any such Environmental Laws or cause to be subject to any restrictions on the existing or contemplated development, use or transferability thereof under any Environmental Laws. To the Actual Knowledge of Contributing Member, there are no underground storage tanks under the Property. Contributing Member has not released or agreed to any limitation of liability of any person, firm or entity with respect to its or their obligations arising with respect to the Property pursuant to any of the foregoing laws or regulations or any state law or regulation regarding Hazardous Materials. To the Actual Knowledge of Contributing Member, Contributing Member has obtained, maintained and complied in all material respects with all permits, licenses and other approvals required under any Environmental Laws

                5.11. Assets and Liabilities.

                (a) Liabilities. Except as set forth in Schedule 2.3 attached hereto, there are no Liabilities.

                (b) Encumbrances. After giving effect to the transfer to the Venture as of the Contribution Date, the Property will not be subject to any encumbrance except (i) any encumbrance accepted by the Venture, (ii) any encumbrance created by the Venture, and (iii) any Permitted Encumbrances. If, subsequent to the Contribution Date, any mechanics or other lien, charge or order for the payment of money shall be filed against the Property or against the Venture or its assigns, based upon any act or omission of Contributing Member, its agents, servants, or employees, or any contractor or subcontractor connected with work on a Property prior to the Contribution Date (whether or not such lien, charge, or order shall be valid or enforceable as such), within thirty (30) days after notice to Contributing Member of the filing thereof, Contributing Member (and not the Venture) shall take such action, by bonding, deposit, payment or otherwise, as will remove and satisfy such lien of record as against the Property.

                5.12. Casualty and Condemnation. There are no unrepaired casualty damage to any Property and there are no pending or, to the Actual Knowledge of Contributing Member, threatened eminent domain or condemnation proceedings, with respect to the Property or any portion thereof.

                5.13. Contractual Matters.

                (a) Contracts. Schedule 5.13(a) attached hereto contains a true and complete list of all Contracts, between Contributing Member and any other person or entity currently in effect in connection with the Property or the operation thereof. Contributing Member has heretofore delivered to the Venture a true and complete copy of each such Contract listed in Schedule 5.13(a). Each Contract listed on Schedule 5.13(a) is in full force and effect, and, to the Actual Knowledge of Contributing Member, neither Contributing Member nor any other party to any such Contract is in default of its respective obligations thereunder, and to the Actual Knowledge of Contributing Member, no event exists which, with notice or passage of time, would become an event of default by Contributing Member thereunder.

                (b) Transactions with Affiliates. Except as set forth in
Schedule 5.13(b) attached hereto, no Affiliate of Contributing Member is an officer, director, employee, consultant, competitor, customer, or supplier of, or is a party to any Contract with, Contributing Member in connection with any Property (collectively, "Affiliate Arrangements"). Unless the Venture otherwise agrees in writing, Contributing Member shall terminate or cause to be terminated each such Affiliate Arrangement described in Schedule 5.13(b) hereto on or before the Contribution Date, provided, however, that the Venture hereby approves and consents to the continued management and administration of the Property by Capital Senior Living, Inc., an Affiliate of Contributing Member and the provision of home care services by Quality Home Care, Inc., an Affiliate of Contributing Member. Except as disclosed on Schedule 5.13(b), there is no Intellectual Property that any such Affiliate owns or is licensed or otherwise has the right to use and which is necessary to the operation of the Property.

                (c) Insurance. Attached as Schedule 5.13(c) hereto is a list of all insurance coverage maintained by Contributing Member as of the Effective Date in connection with the Property and the operation thereof. All such insurance coverage is in full force and effect (with no overdue premium) in the amounts set forth on Schedule 5.13(c). All prepaid insurance policies shall be assigned if permitted by the insurance company, to the Venture on the Contribution Date.

                5.14. Finder's or Broker's Fee. Contributing Member has not engaged in any conduct that has given or will give rise to any liability for any fee, compensation, or reimbursement for expenses to any agent, finder, or broker, either in the nature of a finder's fee or otherwise, in connection with the transactions contemplated hereby.

                5.15. Residents. Except for the default notice provisions that are required by law or that are contained within the Residency Agreements which have been provided to Blackstone Member by Contributing Member with respect to the Property, there are no agreements with Residents at the Property that are not terminable in accordance with the provisions of such Residency Agreements and in accordance with applicable law or that would require the owner of the Property to provide the care at the Property for the duration of the Resident's stay for no or minimal consideration.

                5.16. Consents. The execution, delivery and performance of this Agreement and the transactions contemplated herein will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any Governmental Authority, or any other person or entity, the absence of which would materially impair the ability of the Venture, or any manager of the Property from providing services at the Property, except in connection with the Permits listed on Schedule 5.16 hereto.

                5.17. Employees. Contributing Member does not have any employees.

                5.18. Suppliers, No Illegal Payments, Etc. Contributing Member has not: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder Contributing Member (or assist in connection with any actual or proposed transaction) or refer any resident or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office which might subject Contributing Member to any damage or penalty in any civil, criminal or governmental litigation or proceeding or the non-continuation of which has had or might have any material adverse effect on the Property; or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                5.19. Residency Agreements. Attached to Schedule 5.19 is a true and complete copy of the current standard form of Residency Agreements. There are no material undisclosed amendments or agreements to such Residency Agreement, nor any special rates, services or concessions promised to any resident of any Facility except as disclosed in the Residency Agreements or the rent rolls attached as Schedule 5.5 hereto. The Residency Agreements comply in all material respects with all applicable municipal, county, state and federal laws, regulations, ordinances and orders and with all applicable municipal health and building laws.

                5.20. Tenant Leases. Schedule 5.20 sets forth a true and accurate list of all Tenant Leases, and all amendments or modifications to, and side letters modifying in any material respect the terms thereof. Each Tenant Lease is in full force and effect in accordance with the terms thereof; each represents the entire agreement between the parties thereto with respect to the occupancy of the portion of the Property occupied thereunder. Neither Contributing Member nor any Affiliate has given or received any notice claiming the existence of any default under any Tenant Lease, which default remains uncured. As of the date of this Agreement, no party to any Tenant Lease has paid rent or fees for more than one month in advance or claims or is entitled to any offset against such amounts. Contributing Member has delivered Blackstone Member true and complete copies of the Tenant Leases and all amendments, modifications and letter agreements relating thereto.

                5.21. Intellectual Property. Schedule 5.21 sets forth a true and accurate list of the Intellectual Property.

                5.22. Governmental Bonds and Deposits. Schedule 5.22 sets forth a true and accurate list of the Governmental Bonds and Deposits.

                5.23. Contracts with Affiliated and Nonaffiliated Healthcare Providers. Except as set forth in Schedule 5.23, Contributing Member represents that there are no agreements, memoranda of understanding, contracts, stipulations, pricing schedules, referral agreements, transfer agreements, or other similar arrangements between Contributing Member and any third party pursuant to which healthcare services are arranged or provided at any Property (collectively the "Healthcare Contracts"). Contributing Member represents that it will not enter into any Healthcare Contract without the prior written consent of Blackstone Member.

                5.24. Medicaid/Medicare Facility. Contributing Member represents and warrants that Residents at the Property and Contributing Member do not submit payment for services provided at the Property to Medicare or Medicaid for payment except as set forth in Schedule 5.24. To the extent Contributing Member plans to provide Medicaid services pursuant to any state or federal Medicaid Community-Based Waiver Program or other substantially similar program, Contributing Member will notify Blackstone Member 30 days in advance of such intention to confirm the same is consistent with the plan or operations of the Property. Upon such confirmation, Contributing Member agrees to maintain such program in compliance with all state and federal laws and regulations for the reimbursement of Medicaid services at the Property.

                                   SECTION 6

               REPRESENTATIONS AND WARRANTIES OF BLACKSTONE MEMBER

                6.1. Organization.

                Blackstone Member is a limited liability company which is duly organized, validly existing, and in good standing under the laws of its state of formation, with the power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                6.2. Authority. Blackstone Member has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Blackstone Member of this Agreement and the documents contemplated in this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the members of Blackstone Member; no other proceedings on the part of Blackstone Member or any other person or entity, are necessary to authorize Blackstone Member to enter into this Agreement or to consummate the transactions contemplated hereby. This Agreement is, and the other documents to be delivered by Blackstone Member pursuant hereto (when executed and delivered by Blackstone Member) will be, valid and enforceable obligations of Blackstone Member, binding on Blackstone Member in accordance with their terms.

                6.3. Litigation. There is no suit, claim, action, investigation or proceeding pending or to the actual knowledge of Blackstone Member threatened against or affecting Blackstone Member or any of its affiliates which if adversely determined would be reasonably expected to prevent or materially delay the ability of Blackstone Member to perform its obligations hereunder.

                6.4. Consents. To the actual knowledge of Blackstone Member, the execution, delivery and performance of this Agreement and the transactions contemplated herein will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any Governmental Authority, or any other person or entity, the absence of which would materially impair the ability of the Venture, or any manager of the Property from providing services at the Property.

                6.5. No Conflicts. The execution of this Agreement and the consummation of this Agreement in accordance with its terms do not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, Blackstone Member's organizational documents or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other agreement or obligation to which Blackstone Member is now a party or by which the Property may be bound or affected.

                6.6. Finder's or Broker's Fee. Blackstone Member has not engaged in any conduct that has given or will give rise to any liability for any fee, compensation, or reimbursement for expenses to any agent, finder, or broker, either in the nature of a finder's fee or otherwise, in connection with the transactions contemplated hereby, except for the Refinancing Fee to be paid to the Venture in accordance with the Venture Agreement.

                                   SECTION 7

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

                7.1. Survival: Indemnification.

                (a) The covenants, agreements, representations, and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Contribution Date for a period of 12 months. Notwithstanding the preceding sentence, any covenant, agreement, representation, or warranty in respect of which indemnity may be sought under this Section 7 shall survive the time at which it would otherwise terminate pursuant to such sentence, if notice of the inaccuracy or breach thereof giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought, prior to such time, subject to applicable statutes of limitation.

                (b) Contributing Member and its successors and assigns (each a "Contributing Member Indemnitor"), jointly and severally, hereby agree to indemnify each Blackstone Indemnitee and Blackstone Indemnitee Affiliate against and agree to hold them harmless from any and all actual damage, loss, liability, and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit, proceeding, claim, investigation, or other loss, but not including any consequential or punitive damages or losses) ( "Losses") incurred by such Blackstone Indemnitee arising out of any breach in any material respect of any covenant or agreement or of any inaccuracy or omission in any material respect in any representation or warranty made by Contributing Member pursuant to this Agreement.

                (c) Blackstone Member and its successors and assigns (each a "Blackstone Indemnitor"), jointly and severally, hereby agree to indemnify each Contributing Member Indemnitee and Contributing Member Indemnitee Affiliate against and agree to hold them harmless from any and all actual Losses incurred by such Contributing Member Indemnitee arising out of any breach in any material respect of any covenant or agreement or of any inaccuracy or omission in any material respect in any representation or warranty made by Blackstone Member pursuant to this Agreement.

                7.2. Control of Litigation.

                (a) The Indemnitees and Indemnitee Affiliates agree to give prompt notice to the Indemnitors of the assertion of any claim, or the commencement of any suit, action, or proceeding in respect of which indemnity may be sought under Section 7.1(b) or 7.1(c) of this Agreement and of any Losses which any such Indemnitee deems to be within the ambit of Section 7.1(b) or 7.1(c) of this Agreement other than relating to Taxes (specifying with reasonable particularity the basis therefor) and will give the Indemnitors such information with respect thereto as the Indemnitors may reasonably request. The Indemnitors may, at their own expense, participate in and, upon notice to such Indemnitee, assume the defense of any such suit, action, or proceeding; provided that the Indemnitors' counsel is reasonably satisfactory to such Indemnitee. The Indemnitors shall thereafter consult with such Indemnitee upon such Indemnitee's reasonable request for such consultation from time to time with respect to such suit, action, or proceeding, and the Indemnitors shall not, without such Indemnitee's consent, which consent shall not be unreasonably withheld, settle or compromise any such suit, action, or claim. If the Indemnitors assume such defense, such Indemnitees shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Indemnitors. For any period during which the Indemnitors have not assumed the defense thereof, the Indemnitors shall be liable for the fees and expenses of counsel employed by any Indemnitee; provided, however, that the Indemnitors shall not be liable for the fees or expenses of more than one counsel employed by any Indemnitee in any jurisdiction for all Indemnitees. If the Indemnitees assume the defense thereof, the Indemnitees shall thereafter consult with the Indemnitors upon the Indemnitors' reasonable request for such consultation from time to time with respect to such suit, action, or proceeding and the Indemnitees shall not, without the Indemnitors' consent, which consent shall not be unreasonably withheld, settle or compromise any such suit, action, or claim. Whether or not the Indemnitors choose to defend or prosecute any claim, all of the parties hereof shall cooperate in the defense or prosecution thereof.

                (b) The Indemnitors shall not be liable under Sections 7.1 hereof with respect to any Losses resulting from a claim or demand the defense of which the Indemnitors were not offered the opportunity to assume as provided under Section 7.2(a) hereof to the extent the Indemnitors' liability under Sections 7.1 hereof is prejudiced as a result thereof.

                7.3. Transfer Taxes. Contributing Member shall pay, or cause to be paid, all Taxes or recording fees imposed on any transfers by Contributing Member of real property and tangible and intangible personal property, including without limitation intellectual property, applicable to the transfers of the Assets contemplated by this Agreement and all sales and use Taxes applicable to transfers by Contributing Member of the Assets contemplated by this Agreement.

                7.4. Cooperation on Tax Matters. Contributing Member and Blackstone Member shall cooperate fully, and cause the Venture to cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Contributing Member and Blackstone Member agree (a) to retain, or cause the Venture to retain, all books and records which are relevant to the determination of the Tax liabilities pertinent to the Assets and Contributing Member relating to any period prior to the Contribution Date until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority, and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, Contributing Member, Blackstone Member, or the Venture, as the case may be, shall allow the other party to take possession of such books and records.

                                   SECTION 8

                            MISCELLANEOUS PROVISIONS

                8.1. Defaults.

                (a) Contributing Member Default. If Contributing Member shall default in its obligation to convey the Assets to the Venture in accordance with the terms of this Agreement, then Blackstone Member, at its sole option, may (i) terminate this Agreement, in which event Escrow Agent shall refund to Blackstone Member, the Deposit and neither party shall thereafter have any further rights or obligations hereunder and (ii) bring an action against Contributing Member for specific performance and/or actual damages.

                (b) Blackstone Member Default. If Blackstone Member shall default in its obligation to close in accordance with this Agreement, the parties hereto agree that Contributing Member's sole and exclusive remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. Upon such termination, neither party to this Agreement shall have any further rights or obligations. It is expressly understood and agreed that in the event of Blackstone Member's default, Contributing Member's damages would be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount of compensation in such event and in no event shall the delivery of the Deposit be construed as punitive damages.

                8.2. Escrow.

                  (i) The Deposit shall be held in escrow by Escrow Agent upon the following terms and conditions:

                  (ii) Escrow Agent shall deposit the Deposit in an interest-bearing account or invest the Deposit in a money market or monetary fund approved by Contributing Member;

                  (iii) Escrow Agent shall deliver to Contributing Member the Deposit on the Contribution Date upon the conveyance of the Assets to the Venture in accordance with the terms of this Agreement; and

                  (iv) If this Agreement is terminated in accordance with the terms hereof, or if the Assets are not conveyed to the Venture in accordance with this Agreement by reason of the failure of either party to comply with such party's obligations hereunder, Escrow Agent shall pay the Deposit (together with all interest thereon, if any) to Contributing Member and/or Blackstone Member, as the case may be, in accordance with the provisions of this Agreement.

                  (b) It is agreed that:

                  (i) The duties of Escrow Agent are only as herein specifically provided, and, except for the provisions of Section 8.2(c) hereof, are purely ministerial in nature, and Escrow Agent shall incur no liability whatsoever except for its own willful misconduct or gross negligence;

                  (ii) Escrow Agent shall not be liable or responsible for the collection of the proceeds of any checks used to pay the Deposit;

                  (iii) In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either of the other parties or their successors;

                  (iv) Escrow Agent shall only rely upon any notice of instructions in writing and purportedly signed by Contributing Member and Blackstone Member;

                  (v) Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by it, Contributing Member and Blackstone Member;

                  (vi) Contributing Member and Blackstone Member shall jointly and severally reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Agreement;

                  (vii) Each of Contributing Member and Blackstone Member hereby releases and forever discharges Escrow Agent from any liability arising out of any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder; and

                  (viii) Escrow Agent may resign for any reason upon ten days written notice to Contributing Member and Blackstone Member. If a successor Escrow Agent is not appointed by Contributing Member and Blackstone Member within such ten day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

                (c) Escrow Agent is acting as a stakeholder only with respect to the Deposit. Escrow Agent, except (i) in the event of the conveyance of the Assets to the Venture or (ii) if the Deposit is required to be delivered to Blackstone Member pursuant to subsection 3.4(iii) or Section 3.7, shall not deliver the Deposit except on seven days' prior written notice to the parties and only if neither party shall object within such seven day period. If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Deposit or as to whom such Deposit is to be delivered, Escrow Agent shall not make any delivery, but in such event Escrow Agent may hold the same until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Deposit (together with all interest thereon, if any), or in the absence of such authorization, Escrow Agent may hold the Deposit (together with all interest thereon, if any), until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given or proceedings for such determination are not initiated within 30 days after the date Escrow Agent shall have received written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit (together with all interest thereon, if any), with a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Deposit, or if the Deposit is split between the parties hereto, such costs of Escrow Agent shall be split, pro rata, between Contributing Member and Blackstone Member, in inverse proportion to the amount of the Deposit received by each. Upon making delivery of the Deposit (together with all interest thereon, if any), in the manner provided in this Agreement, Escrow Agent shall have no further obligation or liability hereunder.

                (d) Escrow Agent has executed this Agreement solely to confirm that Escrow Agent has received the Deposit (if the Deposit is made by check, subject to collection) and will hold the Deposit, in escrow, pursuant to the provisions of this Agreement.

                8.3. Amendment and Modification. This Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto.

                8.4. Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.4, with appropriate notice in accordance with Section 8.10 of this Agreement.

                8.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the Venture, and their respective successors and permitted assigns. Any party may assign any of its rights hereunder to an Affiliate, but no such assignment shall relieve it of its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

                8.6. Expenses. Except as otherwise contemplated herein, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses (including all fees of counsel, actuaries, and accountants) incurred by any party in connection with the negotiation and execution of this Agreement and the Venture Agreement shall be borne by such party.

                8.7. Further Assurances. From time to time, at the request of Contributing Member or Blackstone Member and without further consideration, each party, at its own expense, will, and cause the Venture to execute and deliver, such other documents, and take such other action, as Contributing Member or Blackstone Member may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Venture good and marketable title to the Assets. Contributing Member hereby constitutes and appoints, effective as of the Contribution Date, the Venture and its successors and permitted assigns as the true and lawful attorney of Contributing Member with full power of substitution in the name of the Venture or in the name of Contributing Member, but for the benefit of the Venture, to collect for the account of the Venture any items of Assets and to institute and prosecute all proceedings which the Venture may in its reasonable discretion deem proper in order to assert or enforce any right, title, or interest in, to, or under the Assets, and to defend or compromise any and all action, suits, or proceedings in respect of the Assets. The Venture shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

                8.8. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

                8.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

                8.10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed by registered or certified mail (return receipt requested) or sent by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Contributing Member:

         Capital Senior Living A, Inc.
         14160 Dallas Parkway, Suite 300
         Dallas, Texas 75240
         Attn:    Lawrence A. Cohen
                  Chief Executive Officer
         Facsimile: (212) 551-1774

With a copy to:

         David R. Brickman, Esq.
         Capital Senior Living
         14160 Dallas Parkway
         Suite 300
         Dallas, Texas 75240
         Facsimile:  (972) 770-5666

and to:

         Winston W. Walp II, Esq.
         Jenkens & Gilchrist, P.C.
         1445 Ross Avenue, Suite 3200
         Dallas, Texas 75202-2799
         Facsimile: (214) 855-4300

Blackstone Member:

         BRE/CSL HOLDINGS L.L.C.
         c/o The Blackstone Group
         345 Park Avenue
         New York, New York 10154
         Attention: Stavros Galiotos
         Facsimile: (212) 583-5730

With a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Attention:  Scott M. Kobak, Esq.
         Facsimile: (212) 455-2502

                8.11. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                8.12. Entire Agreement. This Agreement, including the exhibits, schedules, and other documents and instruments referred to herein, together with the Venture Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                8.13. Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                8.14. Exhibits. All Exhibits attached hereto are hereby incorporated in and made a part as if set forth in full herein.

                8.15. WAIVER OF JURY TRIAL. CONTRIBUTING MEMBER AND BLACKSTONE MEMBER WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS AGREEMENT OR THE USE AND OCCUPANCY OF THE PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE).

                8.16. CONSENT TO JURISDICTION. CONTRIBUTING MEMBER AND BLACKSTONE MEMBER HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NONEXCLUSIVE

JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER NEW YORK COUNTY, NEW YORK OR ANY COUNTY IN WHICH A PROPERTY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT ANY DOCUMENT EXECUTED BY CONTRIBUTING MEMBER, BLACKSTONE MEMBER OR THE VENTURE IN CONNECTION WITH THIS AGREEMENT. CONTRIBUTING MEMBER AND BLACKSTONE MEMBER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.

                  CONTRIBUTING MEMBER AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST BLACKSTONE MEMBER OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF BLACKSTONE MEMBER, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER NEW YORK COUNTY, NEW YORK

                  CONTRIBUTING MEMBER AND BLACKSTONE MEMBER HEREBY CONSENT TO SERVICE OF PROCESS BY THE OTHER PARTY IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR CONTRIBUTING MEMBER'S AND BLACKSTONE MEMBER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR CONTRIBUTING MEMBER'S AND BLACKSTONE MEMBER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST CONTRIBUTING MEMBER, BLACKSTONE MEMBER OR THE PROPERTY OF CONTRIBUTING MEMBER, BLACKSTONE MEMBER OR THE VENTURE IN THE COURTS OF ANY OTHER JURISDICTION.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        CONTRIBUTING MEMBER:
                                        -------------------

                                        CAPITAL SENIOR LIVING A, INC.,
                                        a Delaware corporation


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                        BLACKSTONE MEMBER:
                                        -----------------

                                        BRE/CSL HOLDINGS L.L.C.,
                                        a Delaware limited liability company


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                        The undersigned has executed this
                                        Agreement solely to confirm its
                                        acceptance of the duties
                                        of Escrow Agent as set forth in
                                        Section 8.2 hereof.

                                        CHICAGO TITLE INSURANCE COMPANY

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________